Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 27, 2019, with respect to the balance sheet of Alpine Income Property Trust, Inc. contained in the Final Prospectus, filed on November 25, 2019, relating to the Registration Statement on Form S-11 (File No. 333-234304), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Jacksonville, Florida

November 25, 2019